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        As filed with the Securities and Exchange Commission on June 27, 1995
                                                 Commission File No. 33-94014





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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1993

                         POST-EFFECTIVE AMENDMENT NO. 1

                     RICHMAN GORDMAN 1/2 PRICE STORES, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                               47-0771211
       (State of Incorporation)           (I.R.S Employer Identification No.)

        12100 West Center Road
           Omaha, Nebraska                               68144
(Address of Principal Executive Offices)               (Zip Code)

                         EXECUTIVE OFFICERS STOCK PLAN
                            (Full title of the plan)

                               Jeffrey J. Gordman
                             12100 West Center Road
                             Omaha, Nebraska 68144
                    (Name and address of agent for service)

                                 (402) 691-4000
         (Telephone number, including area code, of agent for service)

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                                EXPLANATORY NOTE

      This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Commission File No. 33-94014) is being filed by Richman Gordman 1/2 Price Stores, Inc. (the "Registrant") to deregister 540,000 shares of the 3,600,000 shares of Series A Common Stock subject to the Executive Officers Stock Plan (the "Plan"). The Plan terminated in January, 1997, and the 540,000 shares being deregistered pursuant to this Post-Effective Amendment No. 1 remained unsold at the termination of the Plan offering.





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SIGNATURES


      The Registrant. Pursuant to the requirements of the Securities Act of 1993, The Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on January 27, 1999.


                                    RICHMAN GORDMAN 1/2 PRICE STORES,
                                    INC.



Dated: January 27, 1999             By: /s/ Jeffrey J. Gordman
                                        ---------------------------------------
                                        Jeffrey J. Gordman, President and Chief
                                        Executive Officer



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      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                         Positions                         Date
----                         ---------                         ----

/s/ Jeffrey J. Gordman       President, Chief Executive        January 27, 1999
-------------------------    Officer and Director
Jeffrey J. Gordman

/s/ J.P. Gordman             Director                          January 19, 1999
-------------------------
Jerome P. Gordman

/s/ Nelson T. Gordman        Director                          January 25, 1999
-------------------------
Nelson T. Gordman

/s/ Stewart M. Kasen         Director                          January 21, 1999
-------------------------
Stewart M. Kasen

                             Director                                    , 1999
-------------------------                                      ----------
Seth J. Lehr

/s/ Thomas J. Noonan, Jr.    Director                          January 27, 1999
-------------------------
Thomas J. Noonan, Jr.

/s/ Janice D. Stoney         Director                          January 25, 1999
-------------------------
Janice D. Stoney

/s/ Michael A. Mallaro       Vice President of Finance and     January 18, 1999
-------------------------    Chief Financial Officer
Michael A. Mallaro

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